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EXHIBIT 2.(viii)
                           LIST OF OMITTED SCHEDULES

EDS from Exhibit 2.(i)

              Schedule        Description
              --------        -----------
               3.2            Capitalization of the Company
               3.5            No Violation
               3.7            Financial Statements
               3.9            Tax Matters
               3.12           Leases
               3.13           Personal Property
               3.14           Trademarks, Tradenames, etc.
               3.15           Permits and Licenses
               3.17           Litigation
               3.18           Contracts
               3.20           Employee Plans
               3.21           Insurance
               3.24           Ownership Interests of Interested Persons
               3.26           Banking Relations and Compensation

CHI from Exhibit 2.(iv)

             Schedule         Description
             --------         -----------
               3.5            Violations
               3.7            Financial Statements
               3.9            Audits
               3.12           Leases
               3.13           Personal Property
               3.14           Trademarks, services marks, tradenames, patents,
                              copyrights, trade secrets and proprietary know-how
               3.15           Licenses, permits, franchises, authorizations
                              and approvals issued or granted to the Company
               3.17           Litigation
               3.18           Contracts
               3.21           Insurance Policies
               3.24           Transactions with Directors, Officers & Affiliates
               3.26           Banking Relations


Assets from Exhibit 2.(vi)

            Schedule          Description
            --------          -----------

               1              List of Assets